Exhibit 99.1

Presidio Property Trust, Inc. Announces Earnings for

the Second Quarter Ended June 30, 2024

San Diego, California, August 14, 2024 – Presidio Property Trust, Inc. (Nasdaq: SQFT, SQFTP, SQFTW) (the “Company”), an internally managed, diversified real estate investment trust (“REIT”), today reported earnings for its quarter ended June 30, 2024.

“During the first and second quarters, we entered into 10 leases with new tenants totaling nearly 36,000 sf. Our tenant retention activity has been particularly noteworthy, as we successfully renewed 78% of expiring square footage during this same period. Our overall leasing outlook is positive” said Gary Katz, the Company’s Chief Investment Officer.

Three Months Ended June 30, 2024, Financial Results

Net loss attributable to the Company’s common stockholders for the three months ended June 30, 2024 was approximately $12.4 million, or ($1.00) per basic and diluted share, compared to a net loss of approximately $1.8 million, or ($0.15) per basic and diluted share for the three months ended June 30, 2023. The change in net income attributable to the Company’s common stockholders was a result of:

●	Total revenues were approximately $4.6 million for the three months ended June 30, 2024, compared to approximately $4.5 million for the same period in 2023. As of June 30, 2024, we had approximately $130.9 million in net real estate assets including 80 model homes, compared to approximately $138.9 million in net real estate assets including 105 model homes at June 30, 2023. The average number of model homes held during the six months ended June 30, 2024 and 2023 was 84 and 101, respectively. The change in revenue is directly related to the average real estate assets held during the period, new commercial real estate leases, and model home transaction fees earned by the Company during the current period.

●	General & Administrative (“G&A”) expenses for the three months ended June 30, 2024 and 2023 totaled approximately $2.2 million and $1.8 million, respectively. G&A expenses as a percentage of total revenue was 48.0% and 39.9% for the three months ended June 30, 2024 and 2023, respectively. G&A expenses increased by approximately $0.4 million mainly related to the 2024 annual meeting and settlement with Zuma Capital Management LLC (“Zuma Capital”) and certain individuals and entities affiliated or associated with Zuma Capital. This included additional consulting fees, higher proxy solicitation fees and legal fees.

●	During the three months ended June 30, 2024, we recognized a non-cash impairment charge of approximately $0.1 million related to three model homes. The new impairment charges for the three model homes reflects the estimated sales prices for these specific model homes in July and August 2024 as a result of an abnormally short hold period, less than two years, on model homes purchased in 2022. The builder changed its product style in the neighborhoods where these model homes are located, in Texas, after we had purchased the homes. We do not believe these losses are indicative of our overall model home portfolio. During the three months ended June 30, 2024, we sold 15 model homes for approximately $7.4 million and the Company recognized a net gain of approximately $0.8 million. We expect to record a net gain on model home sales in the third quarter of 2024 as well. The Company did not recognize a non-cash impairment to our real estate assets during the three months ended June 30, 2023.

●	On April 22, 2024, the Company entered into a lockup agreement with Conduit Pharmaceuticals Inc. (“Conduit”) pursuant to which the Company agreed not to transfer or sell 2,700,000 of its 4,015,250 shares of Conduit common stock for a period of one year. In consideration for entering into the lockup agreement Conduit issued the Company warrants (“Private CDT Warrants”) to purchase 540,000 shares of common stock at an exercise price of $3.12 per share. The Private CDT Warrants have a two year term and are exercisable one year after the date of issue. The Private CDT Warrants meet the ASC 321 scope exception for derivative instruments and are accounted for as a derivative under ASC 815. As such, the Private CDT Warrants were recorded at fair value on the date of issuance and subsequently measured at fair value each period, with changes in fair value reported in gain or loss on Conduit Pharmaceuticals marketable securities. As of April 22, 2024, the Private CDT Warrants were valued at $891,000 based on a Level 3 fair value measurement. As of June 30, 2024, the Private CDT Warrants fair value was adjusted to $156,600, and is included in the total Investment in Conduit marketable securities on the June 30, 2024 condensed and condensed consolidated balance sheet. Our investments in Conduit’s common stock (3,990,319 shares of CDT) and public common stock warrants (709,000 warrants of CDTTW) presented on the condensed consolidated balance sheets were measured at fair value using Level 1 market prices, taking into account the adoption of ASU 2022-03 Fair Value Measurement of Equity Securities Subject to Contractual Sale Restrictions, and totaled approximately $4.3 million as of June 30, 2024. The combined value of our Investment in Conduit Pharmaceuticals marketable securities, including the Private CDT Warrants, totaled $4.4 million as of June 30, 2024. In connection with these fair market value adjustments during the three months ended June 30, 2024, we recorded a net loss on our investment in Conduit of approximately $10.0 million.

FFO (non-GAAP) decreased by approximately $0.8 million to approximately $(1.3 million) from $(0.5 million) for the three months ended June 30, 2024 and 2023, respectively. A reconciliation of FFO to net income, the most directly comparable GAAP financial measure, is attached to this press release. However, because FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited.

We believe Core FFO (non-GAAP) provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Core FFO decreased by about $0.2 million, from approximately $(0.2 million) for the three months ended June 30, 2023, to approximately $(0.4 million) for the three months ended June 30, 2024. A reconciliation of Core FFO to net income, the most directly comparable GAAP financial measure, is attached to this press release.

Acquisitions and Dispositions for the three months ended June 30, 2024:

●	The Company acquired seven model homes for approximately $3.5 million. The purchase price was paid through cash payments of approximately $1.1 million and mortgage notes of approximately $2.4 million.

●	The Company sold 15 model homes for approximately $7.4 million, net of selling costs and recognized a gain of approximately $0.8 million.

Dividends paid during the three months ended June 30, 2024:

The following is a summary of distributions declared per share of our Series A Common Stock and for our Series D Preferred Stock for the three months ended June 30, 2024 and 2023.

Series A Common Stock

Quarter Ended	2024	2023
	Distributions Declared	Distributions Declared
June 30th	$-	$0.023
Total	$-	$0.023

Series D Preferred Stock

Month	2024	2023
	Distributions Declared	Distributions Declared
April	$0.19531	$0.19531
May	0.19531	0.19531
June	0.19531	0.19531
Total	$0.58593	$0.58593

About Presidio Property Trust

Presidio is an internally managed, diversified REIT with holdings in model home properties which are triple-net leased to homebuilders, office, industrial, and retail properties. Presidio’s model homes are leased to homebuilders located in Arizona, Illinois, Texas, Wisconsin, and Florida. Our office, industrial and retail properties are located primarily in Colorado, with properties also located in Maryland, North Dakota, Texas, and Southern California. While geographical clustering of real estate enables us to reduce our operating costs through economies of scale by servicing several properties with less staff, it makes us susceptible to changing market conditions in these discrete geographic areas, including those that have developed as a result of COVID-19. Presidio owns approximately 6.5% of the outstanding common stock of Conduit Pharmaceuticals Inc., a disease agnostic multi-asset clinical-stage disease-agnostic life science company providing an efficient model for compound development. For more information on Presidio, please visit the Company’s website at https://www.PresidioPT.com.

Definitions

Non-GAAP Financial Measures

Funds from Operations (“FFO”) – The Company evaluates performance based on Funds From Operations, which we refer to as FFO, as management believes that FFO represents the most accurate measure of activity and is the basis for distributions paid to equity holders. The Company defines FFO as net income or loss (computed in accordance with GAAP), excluding gains (or losses) from sales of property, hedge ineffectiveness, acquisition costs of newly acquired properties that are not capitalized and lease acquisition costs that are not capitalized plus depreciation and amortization, including amortization of acquired above and below market lease intangibles and impairment charges on properties or investments in non-consolidated REITs, and after adjustments to exclude equity in income or losses from, and, to include the proportionate share of FFO from, non-consolidated REITs.

However, because FFO excludes depreciation and amortization as well as the changes in the value of the Company’s properties that result from use or market conditions, each of which have real economic effects and could materially impact the Company’s results from operations, the utility of FFO as a measure of the Company’s performance is limited. In addition, other REITs may not calculate FFO in accordance with the NAREIT definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to other REITs’ FFO. Accordingly, FFO should be considered only as a supplement to net income as a measure of the Company’s performance.

Core Funds from Operations (“Core FFO”) – We calculate Core FFO by using FFO as defined by NAREIT and adjusting for certain other non-core items. We exclude from our Core FFO calculation acquisition costs, loss on early extinguishment of debt, changes in the fair value of the earn-out, changes in fair value of contingent consideration, non-cash warrant dividends, other non-recuring expenses, and the amortization of stock-based compensation.

We believe Core FFO provides a useful metric in comparing operations between reporting periods and in assessing the sustainability of our ongoing operating performance. Other equity REITs may calculate Core FFO differently or not at all, and, accordingly, the Company’s Core FFO may not be comparable to such other REITs’ Core FFO.

Cautionary Note Regarding Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and other federal securities laws. Forward-looking statements are statements that are not historical, including statements regarding management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by such words as “believe,” “expect,” “anticipate,” “intend,” “estimate,” “may,” “will,” “should” and “could.” Because such statements include risks, uncertainties and contingencies, actual results may differ materially from those expressed or implied by such forward-looking statements. Forward-looking statements also include statements relating to the closing of the business combination with Conduit within a certain timeframe or at all. These forward-looking statements are based upon the Company’s present expectations, but these statements are not guaranteed to occur. Except as required by law, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. Investors should not place undue reliance upon forward-looking statements. For further discussion of the factors that could affect outcomes, please refer to the “Risk Factors” section of the Company’s documents filed with the SEC, copies of which are available on the SEC’s website, www.sec.gov.

Investor Relations Contact:

Presidio Property Trust, Inc.
Lowell Hartkorn, Investor Relations
LHartkorn@presidiopt.com
Telephone: (760) 471-8536 x1244

Presidio Property Trust, Inc. and Subsidiaries

Consolidated Balance Sheets

	June 30,	December 31,
	2024	2023
	(Unaudited)
ASSETS
Real estate assets and lease intangibles:
Land	$19,409,817	$21,660,644
Buildings and improvements	126,439,142	133,829,416
Tenant improvements	18,823,656	17,820,948
Lease intangibles	3,776,654	4,110,139
Real estate assets and lease intangibles held for investment, cost	168,449,269	177,421,147
Accumulated depreciation and amortization	(39,951,401)	(38,725,356)
Real estate assets and lease intangibles held for investment, net	128,497,868	138,695,791
Real estate assets held for sale, net	2,394,363	5,459,993
Real estate assets, net	130,892,231	144,155,784
Other assets:
Cash, cash equivalents and restricted cash	8,534,881	6,510,428
Deferred leasing costs, net	1,565,169	1,657,055
Goodwill	1,574,000	1,574,000
Investment in Conduit Pharmaceuticals marketable securities (see Notes 2 & 9)	4,413,989	18,318,521
Deferred tax asset	346,762	346,762
Other assets, net (see Note 6)	3,211,251	3,400,088
Total other assets	19,646,052	31,806,854
TOTAL ASSETS	$150,538,283	$175,962,638
LIABILITIES AND EQUITY
Liabilities:
Mortgage notes payable, net	$99,489,045	$103,685,444
Mortgage notes payable related to properties held for sale, net	1,636,341	4,027,829
Mortgage notes payable, total net	101,125,386	107,713,273
Accounts payable and accrued liabilities	3,501,779	4,770,845
Accrued real estate taxes	1,097,854	1,953,087
Dividends payable	195,310	174,011
Lease liability, net	-	16,086
Below-market leases, net	10,779	13,266
Total liabilities	105,931,108	114,640,568
Equity:
Series D Preferred Stock, $0.01 par value per share; 1,000,000 shares authorized; 1,000,000 shares issued and outstanding (liquidation preference $25.00 per share) as of June 30, 2024 and 890,946 shares issued and outstanding as of December 31, 2023	10,000	8,909
Series A Common Stock, $0.01 par value per share, 100,000,000 shares authorized; 12,418,693 shares and 12,265,061 shares were issued and outstanding at June 30, 2024 and December 31, 2023, respectively	124,187	122,651
Additional paid-in capital	184,402,052	182,331,408
Dividends and accumulated losses	(149,663,851)	(131,508,785)
Total stockholders’ equity before noncontrolling interest	34,872,388	50,954,183
Noncontrolling interest	9,734,787	10,367,887
Total equity	44,607,175	61,322,070
TOTAL LIABILITIES AND EQUITY	$150,538,283	$175,962,638

Presidio Property Trust, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2024	2023	2024	2023
Revenues:
Rental income	$4,262,942	$4,329,588	$8,682,049	$8,271,641
Fees and other income	323,599	214,284	694,554	393,723
Total revenue	4,586,541	4,543,872	9,376,603	8,665,364
Costs and expenses:
Rental operating costs	1,492,495	1,399,159	3,056,072	2,974,149
General and administrative	2,202,916	1,813,184	4,287,366	3,777,804
Depreciation and amortization	1,351,370	1,368,829	2,702,388	2,702,403
Impairment of real estate assets	101,245	—	196,793	—
Total costs and expenses	5,148,026	4,581,172	10,242,619	9,454,356
Other income (expense):
Interest expense - mortgage notes	(1,525,845)	(1,336,415)	(3,041,051)	(2,204,182)
Interest and other income, net	5,206	398,085	9,852	1,140,201
Gain on sales of real estate, net	811,903	1,119,952	2,829,998	1,537,289
Net change in Conduit Pharmaceuticals marketable securities (see footnote 9)	(10,027,433)	—	(13,888,667)	—
Income tax expense	(81,021)	(349,074)	(160,586)	(497,527)
Total other (expense) income, net	(10,817,190)	(167,452)	(14,250,454)	(24,219)
Net loss	(11,378,675)	(204,752)	(15,116,470)	(813,211)
Less: Income attributable to noncontrolling interests	(469,365)	(1,094,852)	(1,973,233)	(1,481,933)
Net loss attributable to Presidio Property Trust, Inc. stockholders	$(11,848,040)	$(1,299,604)	$(17,089,703)	$(2,295,144)
Less: Preferred Stock Series D dividends	(543,331)	(532,285)	(1,065,363)	(1,067,733)
Net loss attributable to Presidio Property Trust, Inc. common stockholders	$(12,391,371)	$(1,831,889)	$(18,155,066)	$(3,362,877)

Net loss per share attributable to Presidio Property Trust, Inc. common stockholders:
Basic & Diluted	$(1.00)	$(0.15)	$(1.47)	$(0.28)

Weighted average number of common shares outstanding - basic & dilutive	12,428,794	11,839,359	12,360,992	11,837,020

FFO AND CORE FFO RECONCILIATION

	For the Three Months Ended June 30,		For the Six Months Ended June,
	2024	2023	2024	2023
Net (loss) income attributable to Presidio Property Trust, Inc. common stockholders	$(12,391,371)	$(1,831,889)	$(18,155,066)	$(3,362,877)
Adjustments:
Income attributable to noncontrolling interests	469,365	1,094,852	1,973,233	1,481,933
Depreciation and amortization	1,351,370	1,368,829	2,702,388	2,702,403
Amortization of above and below market leases, net	(1,244)	(1,244)	(2,487)	(2,487)
Impairment of real estate assets	101,245	—	196,793	—
Net change in Conduit marketable securities	10,027,433	—	13,888,667	—
Loss (gain) on sale of real estate assets, net	(811,903)	(1,119,952)	(2,829,998)	(1,537,289)
FFO	$(1,255,105)	$(489,404)	$(2,226,471)	$(718,317)
Restricted stock compensation	343,107	260,845	885,029	540,501
Cost associated with Zuma Capital Management	469,552	—	565,534	—
Core FFO	$(442,445)	$(228,558)	$(775,908)	$(177,816)

Weighted average number of common shares outstanding - basic and diluted	12,428,794	11,839,359	12,360,992	11,837,020

Core FFO / Wgt Avg Share	$(0.036)	$(0.019)	$(0.063)	$(0.015)

Quarterly Dividends / Share	$—	$0.022	$—	$0.023